                                    EXHIBIT I



ITEM 3

     (b)  X    Bank as defined in Section 3(a)(b) of the Act
         ---
               Chancellor LGT Trust Company

     (c)  X    Investment Adviser registered under Section 203 of the
         ---
Investment Advisers Act of 1940.

               Chancellor LGT Asset Management, Inc.